Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Speedway Motorsports, Inc. on Form S-8 of our report dated March 13, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ending December 31, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina

April 23, 2008